Exhibit 99.04
Southern Company
EPS Earnings Analysis
Three Months Ended June 2011

Cents	Description

2¢	Retail Sales

14	Retail Revenue Impacts

1	Weather

(1)	Wholesale Revenues

1	Other Operating Revenues

(5)	Depreciation & Amortization

(2)	Other Income & Deductions

1	Interest Expense

(1)	Taxes Other Than Income Taxes

(1)	Income Taxes

9¢	Total Traditional Operating Companies

2	Southern Power

(2)	Increase in Shares

9¢	Total Change in QTD EPS

Notes
-	Information contained in this report is subject to audit and adjustments. Certain classifications and rounding may be different from final results published in the Form 10-Q.